Exhibit 23.3

Schumacher & Associates, Inc.
Certified Public Accountants
7931 S. Broadway, #314
Littleton, CO 80122

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement of PI Services, Inc. on Form S-8, of our report dated February 25, 2010, relating to the financial statements of PI Services, Inc. for the two years ended December 31, 2009 and 2008, and for the period from June 25, 2007 (date of commencement of development stage) through December 31, 2009.

     Schumacher & Associates, Inc.
     Littleton, Colorado

     October 6, 2010